Filed pursuant to Rule 424(b)(5)

Registration No. 333-257567

Prospectus Supplement

(To Prospectus Dated July 13, 2021)

Up to $361,439,789.15 of Shares

HYCROFT MINING HOLDING CORPORATION

Class A Common Stock

This prospectus supplement is being filed with respect to the reactivation of our previously announced “at-the-market” equity program, solely to update the remaining amount of shares of our Class A common stock, par value $0.0001 per share (our “common stock”), that we may issue and sell from time to time through or to B. Riley Securities, Inc. (the “Agent”) as sales agent or principal, pursuant to the terms of our previously announced At Market Issuance Sales Agreement, dated March 15, 2022, between us and the Agent (the “Sales Agreement”). We previously sold approximately $138.6 million of shares of our common stock pursuant to the Sales Agreement, and approximately $361.4 million of shares of common stock remain available under the Sales Agreement.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus (together, the “Prospectus Supplement”) may be made in sales deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) in accordance with the terms of the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, the Agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell on our behalf all the shares of common stock designated by us. We may instruct the Agent not to sell any shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Under the terms of the Sales Agreement, we also may sell shares of our common stock to the Agent as principal for its own account at a price agreed upon at the time of the sale.

Upon termination of the Sales Agreement, any portion of the $361,439,789.15 million of shares of our common stock included in this prospectus supplement that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the prospectus referenced above, and if no shares of common stock are sold under the Sales Agreement, the full $361,439,789.15 million of shares of common stock may be sold in other offerings pursuant to that prospectus and a corresponding prospectus supplement.

Our common stock is listed on Nasdaq under the trading symbol “HYMC.” The market prices and trading volume of shares of our common stock have recently experienced and may continue to experience extreme volatility, which could cause purchasers of our common stock to incur substantial losses. For example, during 2023 to date, the market price of our common stock has fluctuated from an intra-day low of $0.31 per share on March 10, 2023, to an intra-day high of $0.718 on January 13, 2023, and the last reported sale price of our common stock on Nasdaq on June 1, 2023, was $0.3423 per share.

During 2023, daily trading volume ranged from approximately 1,127,445 to 41,798,200 shares. Within the last seven business days, the market price of our common stock has fluctuated from an intra-day low of $0.33 on June 1, 2023, to an intra-day high of $0.3939 on May 23, 2023. Under the circumstances, we caution you against investing in our Class A common stock unless you are prepared to incur the risk of losing all or a substantial portion of your investment. See “Risk Factors — Risks Related to this offering and our common stock” in the Prospectus Supplement.

We will pay the Agent a commission equal to 3.0% of the gross sales price per share of common stock sold through the Agent under the Sales Agreement. The net proceeds from any sales under the Prospectus Supplement will be used as described under “Use of Proceeds” in the Prospectus Supplement.

The Prospectus Supplement should be read collectively in its entirety. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the updated information in this prospectus supplement.

Investing in our common stock involves risks. See “Risk Factors” in the Prospectus Supplement, as well as those described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and other reports and documents we filed with the Securities and Exchange Commission (the “SEC”) that we incorporate herein by reference.

Neither the SEC, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the prospectus to which it relates are truthful and complete. Any representation to the contrary is a criminal offense.

B. Riley Securities

The date of this prospectus supplement is June 2, 2023.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying base prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference herein and therein.

In this prospectus supplement, “Hycroft,” the “Company,” “we,” “us,” “our,” and similar terms refer to Hycroft Mining Holding Corporation, a Delaware corporation, and its consolidated subsidiaries. References to our “common stock” refer to the common stock, par value $0.0001 per share, of Hycroft.

All references in this prospectus supplement to our consolidated financial statements, include, unless the context indicates otherwise, the related notes.

The industry and market data and other statistical information contained in the documents we incorporate by reference in the prospectus are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the Agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in the accompanying base prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in the accompanying base prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of the accompanying base prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.” We are not, and the Agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

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WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where our SEC filings are also available. The address of the SEC’s website is http://www.sec.gov.

We make available free of charge on or through our website at www.hycroftmining.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission. The information on, or accessible through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement, the accompanying prospectus or information incorporated by reference herein or therein contains summaries of certain agreements that we have filed as exhibits to various SEC filings. The description of those agreements contained in this prospectus supplement, the accompanying prospectus or information incorporated by reference herein or therein and do not purport to be complete are subject to, and qualified in their entirety by reference to, the definitive agreements.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated by reference in this prospectus supplement regarding the development of our strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

Industry-related risks including:

●	fluctuations in the price of gold and silver;

●	uncertainties concerning estimates of mineral resources and the ability to report mineral reserves;

●	uncertainties relating to the ongoing COVID-19 pandemic;

●	the intense competition within the mining industry;

●	the inherently hazardous nature of mining activities, including environmental risks;

●	our insurance may not be adequate to cover all risks associated with our business or cover the replacement costs of our assets;

●	potential effects on our operations of U.S. federal and state governmental regulations, including environmental regulation and permitting requirements;

●	cost of compliance with current and future government regulations;

●	uncertainties relating to obtaining or retaining approvals and permits from governmental regulatory authorities;

●	potential challenges to title in our mineral properties;

●	risks associated with proposed legislation in Nevada that could significantly increase the costs or taxation of our operations; and

●	changes to the climate and regulations and pending legislation regarding climate change.

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Business-related risks including:

●	risks related to our liquidity, compliance with our credit agreements and going concern considerations;

●	risks related to our ability to raise capital on favorable terms or at all;

●	risks related to the development of an initial assessment and a pre-feasibility study for the acid POX milling process;

●	risks related to the ceasing of active mining operations;

●	risk related to issuing a new or updated initial assessment technical report and no longer relying upon the Hycroft Property Initial Assessment Technical Report Summary Humboldt and Pershing Counties, Nevada with an effective date of March 27, 2023 (the “2023 Hycroft TRS”);

●	risks and uncertainties relating to potential opportunities to increase resources in block model;

●	risks and uncertainties relating to identifying higher grades of gold and silver and identifying additional silver assays to expand the silver estimate and increase mineral resources;

●	risks related to our reliance on one mine with mining operations ceased;

●	risks related to our limited experience with a largely untested process of oxidizing and heap leaching sulfide ores; uncertainties and risks related to our reliance on contractors and consultants;

●	risks related to the availability and cost of equipment, supplies, energy, or commodities;

●	the commercial success of, and risks relating to, our development activities;

●	risks related to slope stability;

●	risks related to our substantial indebtedness, including cross acceleration and our ability to generate sufficient cash to service our indebtedness;

●	uncertainties related to our ability to replace and expand our mineral resources;

●	costs related to our land reclamation requirements;

●	uncertainties resulting from the possible incurrence of operating and net losses in the future;

●	the loss of key personnel or our failure to attract and retain personnel;

●	risks related to technology systems and security breaches;

●	any failure to remediate and possible litigation as a result of a material weakness in our internal controls over financial reporting;

●	risks related to current and future legal proceedings; and

●	risks that our principal stockholders will be able to exert significant influence over matters submitted to stockholders for approval.

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Risks related to our securities, including:

●	volatility in the price of our common stock and warrants and possible delisting of securities if our trading price is below $1.00 per share for an extended period;

●	implementing a reverse stock split may decrease the liquidity of the Company’s common stock and result in higher transaction costs;

●	risks that our warrants may expire worthless;

●	the valuation of our private warrants could increase the volatility in our net income (loss);

●	anti-takeover provisions could make a third-party acquisition of us difficult;

●	risks related to limited access to our financial information, as we have elected to take advantage of the disclosure requirement exemptions granted to emerging growth companies and smaller reporting companies;

●	forward-looking statements that we do not intend to pay cash dividends; and

●	depending upon the results of testing and analysis, we may determine to continue to cease mining until a new mining approach is determined and a new technical report is issued.

The words “believe,” “anticipate,” “design,” “estimate,” “plan,” “predict,” “seek,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we will actually achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated in this prospectus supplement, the accompanying prospectus, and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus supplement and the accompanying prospectus should be read as applying to all related forward-looking statements whenever they appear in this prospectus supplement and the accompanying prospectus.

These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Please see the “Risk Factors” outlined in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and our other reports and documents we filed with the SEC that we incorporate herein by reference for more information about these and other risks. You are cautioned against attributing undue certainty to forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward-looking statements are not guarantees of future performance and that actual results, performance or achievements may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results, performance, or achievements are consistent with the forward-looking statements contained in this prospectus, those results, performance or achievements may not be indicative of results, performance or achievements in subsequent periods. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this prospectus speak only as of the date of those statements, and we undertake no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

CAUTIONARY NOTE TO U.S. INVESTORS REGARDING MINERAL RESOURCES

The mineral resource estimates included herein or incorporated by reference herein, including in the 2023 Hycroft TRS, have been prepared in accordance with the requirements of the Modernization Rules as set forth in subpart 1300 of Regulation S-K. The terms “Mineral Resource,” “Measured Mineral Resource,” “Indicated Mineral Resource” and “Inferred Mineral Resource” are defined and used in accordance with the Modernization Rules. You are specifically cautioned not to assume that any part or all of the mineral deposits (including mineral resources) in these categories will ever be converted into mineral reserves, as defined by the SEC. You are further cautioned that, except for any portion of mineral resources, as applicable, classified as mineral reserves, mineral resources do not have demonstrated economic value. Inferred mineral resources have a high degree of uncertainty as to their existence as to whether they can be economically or legally mined. Under the Modernization Rules, estimates of inferred mineral resources may not form the basis of an economic analysis. It cannot be assumed that all or any part of an Inferred Mineral Resource will ever be upgraded to a higher category. A significant amount of exploration must be completed in order to determine whether an Inferred Mineral Resource may be upgraded to a higher category. Therefore, you are cautioned not to assume that all or any part of an Inferred Mineral Resource exists, that it can be economically or legally mined, or that it will ever be upgraded to a higher category. Likewise, you are cautioned not to assume that all or any part of measured or Indicated Mineral Resources will ever be upgraded to mineral reserves.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus, and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-8 of this prospectus supplement, page S-6 of the accompanying prospectus and page S-16 of our Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference in this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Company Overview

Hycroft Mining Holding Corporation (formerly known as Mudrick Capital Acquisition Corporation) was incorporated under the laws of the state of Delaware on August 28, 2017. In this prospectus supplement, “we,” “us,” “our,” the “Company,” “Hycroft,” and “HYMC” refer to Hycroft Mining Holding Corporation and its subsidiaries. We are a U.S.-based gold and silver development company that owns the Hycroft Mine in the prolific mining region of Northern Nevada.

On May 29, 2020, we consummated a business combination transaction (the “Recapitalization Transaction”) that resulted in MUDS Acquisition Sub, Inc. (“Acquisition Sub”) acquiring all of the issued and outstanding equity interests of the direct subsidiaries of Hycroft Mining Corporation (“Seller”) and substantially all of the other assets of Seller and assuming substantially all of the liabilities of Seller. In conjunction with the Recapitalization Transaction, Seller’s indebtedness existing prior to the Recapitalization Transaction was either repaid, exchanged for indebtedness of the Company, exchanged for shares of common stock or converted into shares of Seller common stock, and our post-Recapitalization Transaction indebtedness included amounts drawn under the Credit Agreement among MUDS, MUDS Holdco Inc., Allied VGH LLC, Hycroft Mining Holding Corporation, Hycroft Resources and Development, LLC Sprott Private Resource Lending II (Collector) Inc., and Sprott Resources Lending Corp. (“Sprott Credit Agreement”) and the assumption of the newly issued 10% Senior Secured Notes (“Subordinated Notes”).

Our property, the Hycroft Mine, has historically operated as an open-pit oxide mining and heap leach processing operation and is located approximately 54 miles northwest of Winnemucca, Nevada. Mining operations at the Hycroft Mine were restarted in 2019 on a pre-commercial scale and discontinued in November 2021 as a result of the then-current and expected ongoing cost pressures for many of the reagents and consumables used at the Hycroft Mine and to further determine the most effective processing method for the sulfide ore. In March 2023, Hycroft, along with its third-party consultants, completed and filed the “2023 Hycroft TRS” and prepared in accordance with the SEC’s Modernization of Property Disclosures for Mining Registrants as set forth in subpart 1300 of Regulation S-K (“Modernization Rules”). The 2023 Hycroft TRS provides an initial assessment of the mineral resource estimate utilizing a milling and pressure oxidation (“POX”) process for sulfide mineralization and a heap leaching process for oxide and transition mineralization. The 2023 Hycroft TRS included: (i) additional exploration drilling results from 2021 and 2022; (ii) additional assay information associated with historical drilling that was previously missing; (iii) other updates after additional review of historical assay certificates; and (iv) other adjustments. The 2023 Hycroft TRS supersedes and replaces the Initial Assessment Technical Report Summary for the Hycroft Mine, prepared in accordance with the requirements of the Modernization Rules, with an effective date of February 18, 2022 (“2022 Hycroft TRS”) and the 2022 Hycroft TRS should no longer be relied upon. Our ongoing disclosures and many of management’s estimates and judgments as of and for the period ended December 31, 2022 are based on the 2023 Hycroft TRS. The Company will continue to build on the work to date and investigate opportunities identified through progressing the technical and data analyses leading up to the 2023 Hycroft TRS and will provide an updated technical report at an appropriate time.

During the year ended December 31, 2022, we completed processing of gold and silver ore previously placed on leach pads prior to ceasing mining operations in November 2021 and we sold 17,728 ounces of gold and 44,084 ounces of silver. As of December 31, 2022, the Hycroft Mine had measured and indicated mineral resources of 10.6 million ounces of gold and 360.7 million ounces of silver and inferred mineral resources of 3.4 million ounces of gold and 96.1 million ounces of silver, which are contained in oxide, transitional, and sulfide ores.

Corporate Information

Our principal executive offices are located at 4300 Water Canyon Road, Unit 1 Winnemucca, Nevada 89445, and our telephone number is (775) 304-0260. Our website address is www.hycroftmining.com. Except for the specific incorporated documents listed in “Incorporation of Certain Documents by Reference,” no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

Hycroft Mining Holding Corporation (formerly known as Mudrick Capital Acquisition Corporation) was incorporated under the laws of the state of Delaware on August 28, 2017.

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THE OFFERING

Common Stock offered by us	Shares having an aggregate gross sales price of up to $361,439,789.15. The actual number of shares to be issued will vary depending on the sales price in this offering.

Total Common Stock outstanding before the offering	201,276,839 shares of common stock (1)

Manner of offering	“At the market offering” that may be made from time to time on The NASDAQ Capital Market or other market for our common stock in the U.S. through our Agent, B. Riley Securities, Inc. B. Riley Securities will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between the Agent and us. See “Plan of Distribution.”

Use of proceeds	We will use the net proceeds from this offering, if any, for general corporate purposes. See “Use of Proceeds” on page S-14.

Risk Factors	An investment in our shares of common stock is highly speculative and involves a number of risks. You should carefully consider the information contained in the “Risk Factors” section beginning on page S-8 of this prospectus supplement, elsewhere in this prospectus supplement and the base prospectus, and the information we incorporate by reference, before making your investment decision.

Nasdaq Capital Market Symbol	Our common stock is traded on the Nasdaq Capital Market under the ticker symbol “HYMC.”

Transfer Agent	Continental Stock Transfer & Trust Company

(1)	The number of shares of common stock to be outstanding after this offering is based on 201,276,839shares of common stock outstanding on June 1, 2023. The number of shares of common stock excludes:

(a)	90,689,712 shares of common stock issuable upon the exercise of warrants outstanding as of June 1, 2023, with a weighted average exercise price of $6.01per share; and
(b)	7,352,201 shares of common stock issuable upon vesting of restricted stock units outstanding as of June 1, 2023.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Prospective investors should carefully consider the following risks, as well as the other information contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein before investing in our common stock. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement and on page S-6 of the accompanying prospectus, as well as those described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and our other reports and documents we filed with the SEC, as well as any amendment, supplement or update to the risk factors reflected in subsequent filings with the SEC, that we incorporate herein by reference. If any of the following risks actually occur, our business could be harmed. The risks and uncertainties described below are not the only ones faced by us. Additional risks and uncertainties, including those of which we are currently unaware or that are currently deemed immaterial, may also adversely affect our business, financial condition, cash flows, prospects and the price of our common stock. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering and Our Common Stock

The market prices and trading volume of shares of our common stock have recently experienced, and may continue to experience, extreme volatility, which could cause purchasers of our common stock to incur substantial losses.

The market prices and trading volume of shares of our common stock have recently experienced and may continue to experience, extreme volatility, which could cause purchasers of our common stock to incur substantial losses. For example, during 2023 to date, the market price of our common stock has fluctuated from an intra-day low of $0.31 per share on March 10, 2023, to an intra-day high of $0.718 on January 13, 2023 and the last reported sale price of our common stock on Nasdaq on June 1, 2023, was $0.3423 per share.

During 2023, daily trading volume ranged from approximately 1,127,445 to 41,798,200 shares. Within the last seven business days, the market price of our common stock has fluctuated from an intra-day low of $0.335 on May 31, 2023, to an intra-day high of $0.3939 on May 23, 2023.

We believe that the recent volatility and our current market prices reflect market and trading dynamics unrelated to our underlying business, or macro or industry fundamentals, and we do not know how long these dynamics will last. Under the circumstances, we caution you against investing in our common stock, unless you are prepared to incur the risk of losing all or a substantial portion of your investment.

Extreme fluctuations in the market price of our common stock have been accompanied by reports of strong and atypical retail investor interest, including on social media and online forums. The market volatility and trading patterns we have experienced create several risks for investors, including the following:

●	the market price of our common stock has experienced and may continue to experience rapid and substantial increases or decreases unrelated to our operating performance or prospects, or macro or industry fundamentals, and substantial increases may be significantly inconsistent with the risks and uncertainties that we continue to face;

●	factors in the public trading market for our common stock include the sentiment of retail investors (including as may be expressed on financial trading and other social media sites and online forums), the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our common stock and any related hedging and other trading factors;

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●	to the extent volatility in our common stock is caused, as has widely been reported, by a “short squeeze” in which coordinated trading activity causes a spike in the market price of our common stock as traders with a short position make market purchases to avoid or to mitigate potential losses, investors purchase at inflated prices unrelated to our financial performance or prospects, and may thereafter suffer substantial losses as prices decline once the level of short-covering purchases has abated; and

●	if the market price of our common stock declines, you may be unable to resell your shares at or above the price at which you acquired them.

We cannot assure you that the equity issuance of our common stock will not fluctuate or decline significantly in the future, in which case you could incur substantial losses.

Investors will experience immediate and substantial dilution in the book value per share of the common stock you purchase.

The shares sold in this offering, if any, will be sold from time to time at various prices. However, we expect that the offering price of our common stock will be substantially higher than the net tangible book value per share of our outstanding common stock at the time of the sale, investors will pay a price per share that substantially exceeds the pro forma as adjusted net tangible book value per share after this offering and will suffer substantial dilution in the net tangible book value of the common stock purchased in this offering. See “Dilution.”

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Assuming that an aggregate of 1,102,948,691 shares of our common stock (the maximum number of shares currently available for issuance less the number of shares to reach the maximum offering amount) are sold at a price of $0.3423 per share, the last reported sale price of our common stock on Nasdaq on June 1, 2023, for aggregate net proceeds of approximately $361 million, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $0.07 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding stock options are exercised, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future, and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of the common stock offered in this offering.

Future dilution of our common stock could adversely affect the market price of shares of our common stock.

As of June 1, 2023, 201,276,839 shares of our common stock were issued and outstanding, 90,689,712 shares of common stock are issuable upon the exercise of warrants outstanding, and 7,352,201 shares of common stock are issuable upon the vesting of outstanding restricted stock units. In addition, this offering may increase outstanding shares of our common stock by up to 1,102,948,691 additional shares (the maximum number of shares currently available for issuance). To the extent that our outstanding warrants are exercised, investors participating in this offering will experience further dilution. In the future, we may issue additional shares of our common stock to raise cash to bolster our liquidity, to refinance indebtedness, for working capital, to finance strategic initiatives and future acquisitions or for other purposes. We may also issue securities convertible into, or exchangeable for, or that represent the right to receive, shares of our common stock. We may also acquire interests in other companies or other assets by using a combination of cash and shares of our common stock or just shares of our common stock. We may sell shares or other securities in any other offering at a price per share that is less than the prices per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible into, exercisable or exchangeable for shares of our common stock, in future transactions may be higher or lower than the prices per share paid by investors in this offering. Any of these events may dilute the ownership interests of current stockholders, reduce our earnings per share or have an adverse effect on the price of shares of our common stock. See “Dilution.”

S-9

A “short squeeze” due to a sudden increase in demand for shares of our common stock that largely exceeds supply and/or focused investor trading in anticipation of a potential short squeeze have led to, may be currently leading to, and could again lead to, extreme price volatility in shares of our common stock.

Investors may purchase shares of our common stock to hedge existing exposure or to speculate on the price of our common stock. Speculation on the price of our common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our common stock available for purchase on the open market, investors with short exposure may have to pay a premium to repurchase shares of our common stock for delivery to lenders of our common stock. Those repurchases may, in turn, dramatically increase the price of shares of our common stock until additional shares of our common stock are available for trading or borrowing. This is often referred to as a “short squeeze.” With the recent substantial increase in volume of our shares being traded and trading price, the proportion of our common stock that may be traded in the future by short sellers may increase the likelihood that our common stock will be the target of a short squeeze, and there is widespread speculation that our current trading price is the result of a short squeeze. A short squeeze and/or focused investor trading in anticipation of a short squeeze have led to, may be currently leading to, and could again lead to volatile price movements in shares of our common stock that may be unrelated or disproportionate to our operating performance or prospects and, once investors purchase the shares of our common stock necessary to cover their short positions, or if investors no longer believe a short squeeze is viable, the price of our common stock may rapidly decline. Investors that purchase shares of our common stock during a short squeeze may lose a significant portion of their investment. Under the circumstances, we caution you against investing in our common stock, unless you are prepared to incur the risk of losing all or a substantial portion of your investment.

Information available in public media that is published by third parties, including blogs, articles, online forums, message boards and social and other media may include statements not attributable to the Company and may not be reliable or accurate.

We have received and may continue to receive, a high degree of media coverage that is published or otherwise disseminated by third parties, including blogs, articles, online forums, message boards and social and other media. This includes coverage not attributable to statements made by our directors, officers or employees. You should read carefully, evaluate and rely only on the information contained in this prospectus supplement, the accompanying prospectus or any applicable free-writing prospectus or incorporated documents filed with the SEC in determining whether to purchase shares of our common stock. Information provided by third parties may not be reliable or accurate and could materially impact the trading price of our common stock which could cause losses to your investments.

Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing investments. These investments may not yield a favorable return to our stockholders.

The shares of our common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Agent at any time throughout the term of the Sales Agreement. The number of shares sold by the Agent after delivering a sales notice will fluctuate based on the market price of the shares of our common stock during the sales period and the limits we set with the Agent. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

S-10

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. It is possible that we could issue and sell additional shares of our common stock in the public markets. Furthermore, if our existing stockholders sell a large number of shares of our common stock, or the public market perceives that existing stockholders might sell shares of common stock, the market price of our common stock could decline significantly. Sales of substantial shares of our common stock in the public market by our executive officers, directors, 5% or greater stockholders or other stockholders, or the prospect of such sales could adversely affect the market price of our common stock. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock, and sellers remain willing to sell the shares. All of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act.

Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, the Company’s debt agreements contain provisions that restrict its ability to pay dividends and the terms of any future debt agreements may also preclude us from paying dividends. As a result, we expect that only appreciation of the price of our common stock, if any, will provide a return to investors in this offering for the foreseeable future.

There can be no assurance that the Company’s proposed reverse stock split will sustain an increase in the price of the Company’s common stock.

At the annual meeting of the Company’s stockholders held on May 24, 2023, the stockholders approved a proposal to approve the amendment of the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), to effectuate a reverse stock split of the Company’s outstanding shares of common stock, at a ratio of no less than 1-for-10 and no more than 1-for-25, with such ratio to be determined at the sole discretion of the Board, and with such action to be effected at such time and date, if at all, as determined by the Board of Directors (the “Reverse Stock Split”).

The Company expects that the Reverse Stock Split will increase the per share trading price of the Company’s common stock. However, the effect of the Reverse Stock Split on the per share trading price of the Company’s common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied. It is possible that the per share trading price of the common stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of the Company’s outstanding shares of common stock following the Reverse Stock Split. In addition, although the Company believes the Reverse Stock Split may enhance the marketability of the Company’s common stock to certain potential investors, there can be no assurance that, if implemented, the Company’s common stock will be more attractive to investors. Even if the Reverse Stock Split is implemented, the per share trading price of the Company’s common stock may decrease due to factors unrelated to the Reverse Stock Split, including the Company’s future performance. If the Reverse Stock Split is consummated and the per share trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Despite approval of the Reverse Stock Split by the Company’s stockholders and the implementation thereof by the Board of Directors, there is no assurance that the price of the Company’s common stock would be, or remain, following the Reverse Stock Split at a level high enough to enable us the Company to comply with the Minimum Bid Price Requirement or to attract capital investment in the Company.

S-11

The Reverse Stock Split may decrease the liquidity of the Company’s common stock and result in higher transaction costs.

The liquidity of the Company’s common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that will be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it may increase the number of stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the Reverse Stock Split may not result in increasing the marketability of the Company’s common stock.

The Company received a delisting notice from the Nasdaq Stock Market and the Company’s common stock and warrants could be delisted from trading unless the common stock price trades above $1.00 per share.

As previously disclosed, on October 3, 2022, the Company received notice (the “Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”) that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2), as the minimum bid price of our common stock had been below $1.00 per share for 30 consecutive business days. The Notice had no immediate effect on the listing of the Company’s common stock, which continues to trade on the Nasdaq Capital Market under the symbol “HYMC.” In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has until October 2, 2023, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for at least ten consecutive business days before October 2, 2023. In the event the Company does not regain compliance by October 2, 2023, the Company will be subject to delisting.

If the Company does not regain compliance within the allotted compliance period(s), Nasdaq will provide notice that the Company’s common stock will be subject to delisting from the Nasdaq Capital Market. In that event, the Company may appeal such delisting determination to a hearings panel. Further, if the Company does regain compliance, the Company cannot provide assurance that the trading price of its common stock will not fall below $1.00 per share for a period of 30 consecutive trading days and that it will not receive another notice that it was not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on the Nasdaq Capital Market or that it will be able to regain compliance with the minimum bid price requirement, even if it maintains compliance with the other listing requirements.

If our common stock is delisted from the Nasdaq and the price of our common stock declines below $5.00 per share, our common stock would come within the definition of “penny stock”.

Transactions in securities that are traded in the United States that are not traded on Nasdaq or on other securities exchanges by companies, with net tangible assets of $5,000,000 or less and a market price per share of less than $5.00, may be subject to the “penny stock” rules. The market price of our common stock is currently less than $5.00 per share. If our common stock is delisted from the Nasdaq and the price of our common stock is below $5.00 per share and our net tangible assets fall below $5,000,000 or less, our common stock would come within the definition of “penny stock”.

S-12

Under these penny stock rules, broker-dealers that recommend such securities to persons other than institutional accredited investors:

●	must make a special written suitability determination for the purchaser;

●	receive the purchaser’s written agreement to a transaction prior to sale;

●	provide the purchaser with risk disclosure documents which identify risks associated with investing in “penny stocks” and describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

●	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

As a result of these requirements, if our common stock is at such time subject to the “penny stock” rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in these shares in the United States may be significantly limited. Accordingly, the market price of the shares may be depressed, and investors may find it more difficult to sell the shares.

Our common stock may be affected by limited trading volume and may fluctuate significantly.

Our common stock is traded on the Nasdaq Capital Market. Although an active trading market has developed for our common stock, there can be no assurance that an active trading market for our common stock will be sustained. Failure to maintain an active trading market for our common stock may adversely affect our shareholders’ ability to sell our common stock in short time periods, or at all. Our common stock has experienced, and may experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock.

Our substantial amount of indebtedness may adversely affect our cash flow and our ability to operate our business, remain in compliance with debt covenants and make payments on our indebtedness.

Our substantial level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay, when due, the principal of, interest on or other amounts due with respect to our indebtedness. Our indebtedness could have other important consequences for you as a stockholder. For example, it could:

●	make it more difficult for us to satisfy our obligations with respect to our indebtedness and any failure to comply with the obligations of any of our debt instruments, including financial and other restrictive covenants, could result in an event of default under the senior secured credit facility and the senior subordinated note;

●	make us more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

●	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flows to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

●	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

●	place us at a competitive disadvantage compared to our competitors that have less debt; and

●	limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business strategy or other purposes.

S-13

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold, if any, and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement as a source of financing. We intend to use the net proceeds from the sale of our common stock offered by this prospectus supplement for general corporate purposes, which may include the repayment, refinancing, redemption or repurchase of existing indebtedness, exploration, working capital or capital expenditures and other investments.

S-14

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share of our common stock immediately after this offering.

Net tangible book value per share of common stock is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities, by the number of outstanding shares of our common stock at a given date. Our net tangible book value as of March 31, 2023, was approximately $50.5 million, or $0.2511 per share of common stock.

The maximum aggregate amount of common stock that can be sold is $361,439,789.15 under this prospectus supplement. After giving effect to our sale of 1,055,915,247 shares of our common stock at an assumed offering price of $0.3423, the last reported sale price of our common stock on June 1, 2023, and after deducting the fees to the Agent and estimated offering expenses payable by us in connection with this offering, our as adjusted net tangible book value as of March 31, 2023 would have been approximately $400.6 million, or $0.3187 per share of common stock. (This offering does not have a stated offer price because it is an at-the-market offering. Accordingly, the closing price of our stock from June 1, 2023, was used for purposes of this computation and discussion. As such, any per share price paid by purchasers that deviate from this stock price used would change the respective calculations.) This represents an immediate increase in net tangible book value to existing stockholders of approximately $0.0676 per share and an immediate dilution in net tangible book value of approximately $0.0236 per share to investors participating in this offering. The following table illustrates this per share dilution:

Assumed offering price per share		$0.3423
Net tangible book value per share as of March 31, 2023	$0.2511
Increase per share attributable to this offering	$0.0676
As-adjusted net tangible book value per share as of March 31, 2023, after giving effect to this offering		$0.3187
Dilution per share to new investors participating in this offering		$0.0236

A $0.1000 increase in the assumed public offering price of $0.3423 per share, which is the closing sale price of our common stock on Nasdaq on June 1, 2023, would increase the net tangible book value by $0.1423 per share of our common stock and there would be $0.0489 dilution per share to new investors assuming 817,182,431 shares of our common stock offered based on a $0.1000 increase to the closing sale price of our common stock on Nasdaq on June 1, 2023.

A $0.1000 decrease in the assumed public offering price of $0.3423 per share, which is the closing sale price of our common stock on Nasdaq on June 1, 2023, would decrease the net tangible book value by $0.0139 per share of our common stock and there would be $0.0052 dilution per share to new investors assuming 1,103,607,488 of shares of our common stock (the maximum number of shares currently available for issuance) offered based on a $0.1000 decrease to the closing sale price of our common stock on Nasdaq on June 1, 2023.

To the extent that our outstanding warrants are exercised, investors participating in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of shares of our common stock or other equity securities of equal or senior rank, the issuance of these securities could result in further dilution to our stockholders.

S-15

PLAN OF DISTRIBUTION

Pursuant to the At Market Issuance Sales Agreement dated March 15, 2022 between us and the Agent, we may issue and sell shares of our common stock having aggregate sales proceeds of up to approximately $361.4 million from time to time through or to the Agent, as sales agent or principal. The Sales Agreement was filed as an exhibit to a report filed under the Exchange Act and incorporated by reference in this prospectus supplement. The Agent may sell the shares of our common stock by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. We may instruct the Agent not to sell shares of our common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Agent may suspend the offering of shares of our common stock upon notice and subject to other conditions. The Agent will not engage in any transactions that stabilize the price of shares of our common stock.

From time to time during the term of the Sales Agreement, we will notify the Agent of the amount of shares to be sold, the dates on which such sales are requested to be made, the minimum price below which sales may not be made and any limitation on the number of shares that may be sold in any one day. Once we have so instructed the Agent, unless the Agent declines to accept the terms of such notice or until such notice is terminated or suspended as permitted by the Sales Agreement, the Agent shall use commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Agent under the Sales Agreement are subject to a number of customary conditions that we must meet. The obligation of the Agent under the Sales Agreement to sell shares pursuant to any notice is subject to a number of conditions, which the Agent reserves the right to waive in its sole discretion.

The Agent will provide written confirmation to us no later than the opening of the trading day following the trading day on which the Agent has sold shares of our common stock for us under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate compensation payable by us to the Agent in connection with the sale and the net proceeds to us from the sale of the shares.

Settlement for sales of shares of our common stock will occur on the second trading day following the date on which any sales are made or on such earlier day as is then industry practice for regular-way trading, or on some other date that is agreed upon by us and the Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of shares of our common stock as contemplated by this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Agent a commission equal to 3.0% of the gross proceeds we receive from the sales of shares of our common stock by the Agent. We have also agreed to pay various fees and expenses related to this offering, including certain of the Agent’s legal expenses up to (i) $75,000 in the aggregate incurred in connection with the filing of the Sales Agreement (which amount has been paid in full) and (ii) $5,000 per year thereafter (during the term of an effective Registration Statement) in connection with updates as indicated in the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In connection with the sale of shares of our common stock on our behalf hereunder, the Agent will be deemed to be an “underwriter’” within the meaning of the Securities Act, and the compensation paid to the Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against specified liabilities, including liabilities under the Securities Act.

The offering of shares of our common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of our common stock subject to the Sales Agreement or (ii) the termination of the Sales Agreement by the Agent or us in accordance with the Sales Agreement.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. See “Where You Can Find More Information.”

The Agent and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agent will not engage in any market making or stabilizing activities involving our common shares while the offering is ongoing under this prospectus supplement and the accompanying prospectus.

S-16

LEGAL MATTERS

The validity of the shares of common stock offered under this prospectus supplement and the accompanying base prospectus will be passed upon for us by Anthony L.G., PLLC, West Palm Beach, Florida. The Agent is being represented by Duane Morris LLP, New York, New York.

S-17

EXPERTS

The balance sheet of Hycroft Mining Holding Corporation as of December 31, 2022, and the related statements of operations, stockholders’ equity, and cash flows for the period ended December 31, 2022, have been audited by Moss Adams, LLP, an independent registered public accounting firm, as stated in their report thereon and have been included in the registration statement of which this prospectus forms a part in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The balance sheet of Hycroft Mining Holding Corporation as of December 31, 2021, and the related statements of operations, stockholders’ equity, and cash flows for the period ended December 31, 2021, have been audited by Plante & Moran PLLC, an independent registered public accounting firm, as stated in their report thereon and have been included in the registration statement of which this prospectus forms a part in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

Employees of Ausenco Engineering USA South Inc., Independent Mining Consultants, Inc. and WestLand Engineering & Environmental Services, Inc. have prepared the 2023 Hycroft TRS. Each of the individuals who prepared the 2023 Hycroft TRS is a qualified person as defined in subpart 1300 of Regulation S-K. None of the qualified persons, or the employers of any of the qualified persons, is an affiliate of Company.

As at the date hereof, none of the above-named experts have received, or is to receive, in connection with the offering, an interest, direct or indirect, in our Company.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into the Prospectus Supplement, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be a part of the Prospectus Supplement, and information that we file later with the SEC will automatically update and supersede information contained in the Prospectus Supplement. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of the Prospectus Supplement to the extent that a statement contained in the Prospectus Supplement modifies or replaces that statement. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

The Prospectus Supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information furnished and not filed in accordance with the SEC rules, including Items 2.02 and 7.01, and any related Exhibit of Form 8-K).

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 28, 2023;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 1, 2023;

●	our Current Reports on Form 8-K filed with the SEC on March 15, 2023, March 28, 2023, March 29, 2023, April 6, 2023 (Item 8.01 only) April 6, 2023; April 25, 2023; and May 26, 2023; and

●	the description of our common stock in the Second Amended and Restated Certificate of Incorporation of Mudrick Capital Acquisition Corporation and Amended and Restated Bylaws of Mudrick Capital Acquisition Corporation, each of which is incorporated by reference to Exhibit 3.1 and Exhibit 3.2, respectively, to our Current Report on Form 8-K12B, filed with the SEC on June 4, 2020, as supplemented by any subsequent amendments and reports filed for the purpose of updating such descriptions, including any description of our common stock filed as Exhibit 4.9 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 28, 2023.

S-18

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of securities covered by the Prospectus Supplement, including, but excluding any information furnished to, rather than filed with the SEC, will also be incorporated by reference into the Prospectus Supplement and will be deemed to be part of the Prospectus Supplement from the date of the filing of such reports and documents. We are not, however, incorporating by reference any information furnished and not filed in accordance with the SEC rules, including Items 2.02 and 7.01, and any related Exhibit, of Form 8-K.

You should rely only on the information incorporated by reference or provided in the Prospectus Supplement. We have not authorized anyone else to provide you with different information. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all our SEC filings that we incorporate by reference to determine if any of the statements in the Prospectus Supplement, any applicable prospectus supplement or in any documents previously incorporated by reference have been modified or superseded.

You may request a free copy of any of the documents incorporated by reference in the Prospectus Supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Hycroft Mining Holding Corporation

Attention: Investor Relations

P.O. Box 3030

Winnemucca, NV 89446

(775) 304-0260

S-19

PROSPECTUS

$500,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Purchase Contracts

Purchase Units
Depositary Shares

Units

We may issue securities from time to time in one or more offerings of up to $500,000,000 in aggregate offering price. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

We may offer and sell these securities through underwriters, dealers or agents or directly to purchasers, or through a combination of any of these methods. We will provide the specific terms of any offering and the offered securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as any documents incorporated or deemed to be incorporated by reference into this prospectus and any prospectus supplement, carefully before you make your investment decision.

This prospectus may not be used to consummate any sales of securities unless accompanied by a prospectus supplement which will describe the method and terms of the offering.

Our Class A common stock, par value $0.0001 per share (“Common Stock”) is listed on The Nasdaq Stock Market LLC, or NASDAQ, under the symbol “HYMC.”  Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 6 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in these securities involves significant risks. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June ___, 2021

PROSPECTUS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, referred to in this prospectus as the “SEC,” using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of Common Stock, preferred stock, warrants, debt securities, subscription rights, purchase contracts, purchase units or depositary shares as described in this prospectus, in one or more offerings for an aggregate initial offering price of up to $500,000,000.

This prospectus provides you with a general description of the securities we may offer. From time to time, we may provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 25 of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. Neither this prospectus nor any accompanying prospectus supplement constitutes an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should assume that the information in this prospectus is accurate only as of the date of this prospectus.

ABOUT HYCROFT MINING HOLDING corporation

As used in this prospectus, unless the context otherwise requires or indicates, references to “Hycroft,” “Company,” “HYMC,” “we,” “our,” and “us,” refer to Hycroft Mining Holding Corporation and its subsidiaries.

Overview

We are a U.S.-based gold producer that is focused on operating and developing our wholly owned operating mine, the Hycroft Mine, in a safe, environmentally responsible, and cost-effective manner. Gold and silver sales represent 100% of our operating revenues and the market prices of gold and silver significantly impact our financial position, operating results and cash flows.

The mailing address of our principal executive office is 8181 E. Tufts Ave., Suite 510, Denver, CO 80237. The telephone number of Hycroft is (303) 253-3267.

Company History

On May 29, 2020, the Company, formerly known as Mudrick Capital Acquisition Corporation, consummated the transactions contemplated by the Purchase Agreement, dated as of January 13, 2020, by and among the Company, MUDS Acquisition Sub, Inc. (“Acquisition Sub”) and Hycroft Mining Corporation (“Seller”), as amended by that certain Amendment to Purchase Agreement, dated as of February 26, 2020 (the “Purchase Agreement”). Pursuant to the Purchase Agreement, Acquisition Sub acquired all of the issued and outstanding equity interests of the direct subsidiaries of Seller and substantially all of the other assets and assumed substantially all of the liabilities of Seller. In connection with the completion of the recapitalization transactions contemplated by the Purchase Agreement (the “Recapitalization Transaction”), the Company changed its name from Mudrick Capital Acquisition Corporation to Hycroft Mining Holding Corporation (“Hycroft” or the “Company”).

Seller was incorporated as Allied Nevada Gold Corp. under the laws of the State of Delaware on September 14, 2006 and commenced operations on May 10, 2007. Seller suspended mining operations at the Hycroft Mine on July 8, 2015 to maximize cash flow and minimize spending during Seller’s restructuring under Chapter 11 of the U.S. Bankruptcy Code and changed its name from Allied Nevada Gold Corp. to Hycroft Mining Corporation on October 9, 2015 in connection with its restructuring and emergence from bankruptcy proceedings. Seller continued to process and produce gold and silver, but in 2017, with revenue no longer covering the cost of production, the Hycroft Mine was placed into care and maintenance mode to minimize expenditures and conserve cash. While in care and maintenance, gold and silver production was a byproduct of maintenance activities.

Our Business

Our property, the Hycroft Mine, has historically operated as an open-pit oxide mining and heap leach processing operation and is located approximately 54 miles northwest of Winnemucca, Nevada. Mining operations at the Hycroft Mine were restarted in 2019 on a pre-commercial scale and discontinued in November 2021 as a result of the then current and expected ongoing cost pressures for many of the reagents and consumables used at the Hycroft Mine and to further determine the most effective processing method for the sulfide ore. In March 2023, Hycroft, along with its third-party consultants, completed and filed the Hycroft Property Initial Assessment Technical Report Summary Humboldt and Pershing Counties, Nevada with an effective date of March 27, 2023 (the “2023 Hycroft TRS”) and prepared in accordance with the SEC’s Modernization of Property Disclosures for Mining Registrants as set forth in subpart 1300 of Regulation S-K (“Modernization Rules”). The 2023 Hycroft TRS provides an initial assessment of the mineral resource estimate utilizing a milling and pressure oxidation (“POX”) process for sulfide mineralization and heap leaching process for oxide and transition mineralization. The 2023 Hycroft TRS included: (i) additional exploration drilling results from 2021 and 2022; (ii) additional assay information associated with historical drilling that was previously missing; (iii) other updates after additional review of historical assay certificates; and (iv) other adjustments. The 2023 Hycroft TRS supersedes and replaces the Initial Assessment Technical Report Summary for the Hycroft Mine, prepared in accordance with the requirements of the Modernization Rules, with an effective date of February 18, 2022 (“2022 Hycroft TRS”) and the 2022 Hycroft TRS should no longer be relied upon. Our ongoing disclosures and many of management’s estimates and judgements as of and for the period ended December 31, 2022 are based on the 2023 Hycroft TRS. The Company will continue to build on the work to date and investigate opportunities identified through progressing the technical and data analyses leading up to the 2023 Hycroft TRS and will provide an updated technical report at an appropriate time.

Our Properties

Our sole mining property, the Hycroft Mine, is located in Nevada.

RISK FACTORS

An investment in our securities involves substantial risk. The occurrence of one or more of the events or circumstances described in the section entitled “Risk Factors,” alone or in combination with other events or circumstances, may have a material adverse effect on our business, cash flows, financial condition and results of operations. You should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, including the risk factors described in Part 1, Item 1A. Risk Factors of Hycroft’s Amended Annual Report on Form 10-K/A for the year ended December 31, 2020 filed on May 14, 2021 with the SEC, which is incorporated by reference herein, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, including any subsequently filed Quarterly Report on Form 10-Q or Current Report on Form 8-K, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement. Before making investment decisions, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement relating to a specific offering.

Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the “JOBS Act.” An emerging growth company may take advantage of specified reduced requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

•	we may present only two years of audited financial statements and only two years of related Management’s Discussion & Analysis of Financial Condition and Results of Operations;

•	we are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring an attestation report from our auditors on the assessment of our internal control over financial reporting;

•	we are permitted to provide less extensive disclosure about our executive compensation arrangements; and

•	we are not required to give our stockholders non-binding votes on executive compensation or “golden parachute” arrangements.

We may take advantage of these provisions for up to five full fiscal years or such earlier time that we are no longer an emerging growth company. We may choose to take advantage of some but not all of these reduced burdens. We would cease to be an emerging growth company if we have more than $1 billion in annual revenues, have more than $700 million in market value of our shares of Common Stock held by non-affiliates, or issue more than $1 billion of non-convertible debt over a three-year period. The Company has elected not to opt out of the extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Our Smaller Reporting Company Status

We are also currently a “smaller reporting company,” meaning that as of the last business day of our most recent second fiscal quarter, we had a public float of less than $250 million or annual revenues of less than $100 million. In the event that we are still considered a “smaller reporting company” at such time as we cease being an “emerging growth company,” the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; may be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings.

Accordingly, the information that we provide you may be different than what you may receive from other public companies in which you hold equity interests.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, including documents incorporated by reference herein, may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the SEC, all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance or achievements of the Company or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements.

Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. We caution investors that any forward-looking statements made by us are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to us include, but are not limited to, the risks and uncertainties affecting our businesses described in the “Risk factors” section in this prospectus and described in “Item 1A. Risk Factors” of Hycroft’s Amended Annual Report on Form 10-K/A for the year ended December 31, 2020, as filed with the SEC on May 14, 2021, and in other filings by Hycroft with the SEC incorporated by reference herein. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements include, but are not limited to:

•	Use of proceeds from this offering;

•	Industry-related risks including:

o	Fluctuations in the price of gold and silver;

o	Uncertainties concerning estimates of mineral reserves and mineral resources;

o	Uncertainties relating to the novel coronavirus (“COVID-19”) pandemic;

o	The intense competition within the mining industry;

o	The inherently hazardous nature of mining activities, including environmental risks;

o	Our insurance may not be adequate to cover all risks associated with our business, or cover the replacement costs of our assets or may not be available for some risks;

o	Potential effects on our operations of U.S. federal and state governmental regulations, including environmental regulation and permitting requirements;

o	Cost of compliance with current and future government regulations;

o	Uncertainties relating to obtaining or retaining approvals and permits from governmental regulatory authorities;

o	Potential challenges to title in our mineral properties;

o	Risks associated with legislation in Nevada that could significantly increase the costs or taxation of our operations; and

o	Changes to the climate and regulations and pending legislation regarding climate change.

•	Business-related risks including:

o	Risks related to our liquidity and going concern considerations;

o	Risks related to our ability to raise capital on favorable terms or at all;

o	Risks related to the proprietary two-stage heap oxidation and leach process at the Hycroft Mine and estimates of production;

o	Our ability to achieve our estimated production and sales rates and stay within our estimated operating and production costs and capital expenditure projections;

o	Risks related to a decline in our gold and silver production;

o	Our ability to successfully eliminate or meaningfully reduce processing and mining constraints; the results of our planned 2021 technical efforts and how the data resulting from such efforts could adversely impact processing technologies applied to our ore, future operations and profitability.

o	Risks related to our reliance on one mine with a new process;

o	Risks related to our limited experience with a largely untested process of oxidizing and heap leaching sulfide ore;

o	Uncertainties and risks related to our reliance on contractors and consultants;

o	Availability and cost of equipment, supplies, energy, or commodities;

o	The commercial success of, and risks relating to, our development activities;

o	Risks related to slope stability;

o	Risks related to our substantial indebtedness, including cross acceleration and our ability to generate sufficient cash to service our indebtedness;

o	Uncertainties resulting from the possible incurrence of operating and net losses in the future;

o	Uncertainties related to our ability to replace and expand our mineral reserves;

o	The costs related to our land reclamation requirements;

o	The loss of key personnel or our failure to attract and retain personnel;

o	Risks related to technology systems and security breaches; and

o	Risks that our principal stockholders will be able to exert significant influence over matters submitted to stockholders for approval.

•	Risks related to our Common Stock and warrants, including

o	Volatility in the price of our Common Stock and warrants;

o	Potential declines in the value of our Common Stock and warrants due to substantial future sales of our Common Stock and/or warrants;

o	Risks that warrants may expire worthless;

o	The valuation of our 5-Year Private Warrants could increase the volatility of our net income (loss);

o	Anti–takeover provisions could make a third-party acquisition of us difficult; and

o	Risks related to limited access to our financial information, as we have elected to take advantage of the disclosure requirement exemptions granted to emerging growth companies and smaller reporting companies.

These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on current expectations. Although our management believes that its expectations are based on reasonable assumptions, we can give no assurance that these expectations will prove correct. Please see “Risk Factors” for more information about these and other risks. Potential investors are cautioned against attributing undue certainty to forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that our forward-looking statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements. The forward-looking statements contained in this prospectus, any prospectus supplement, or the documents incorporated herein by reference are made only as of the date hereof and we do not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from the sale of the securities for general corporate purposes.

SECURITIES WE MAY OFFER

We may offer and sell, from time to time in one or more offerings, any combination of our Common Stock, preferred stock, debt securities, warrants, subscription rights, purchase contracts, purchase units, depositary shares and units having an aggregate initial offering price not exceeding $500,000,000. In this prospectus, we refer to the Common Stock, preferred stock, debt securities, warrants, subscription rights, purchase contracts, purchase units, depositary shares and units that we may offer collectively as “securities.”

Authorized Capital Stock

The Second Amended and Restated Certificate of Incorporation authorizes the issuance of up to 400,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the Second Amended and Restated Certificate of Incorporation, the holders of our Common Stock possess all voting power for the election of directors and all other matters requiring stockholder action and are entitled to one vote per share on matters to be voted on by stockholders. The holders of Common Stock will at all times vote together as one class on all matters submitted to a vote of the Company’s common stockholders under the Second Amended and Restated Certificate of Incorporation.

Dividends

Subject to the rights, if any, of holders of any outstanding shares of preferred stock, the Second Amended and Restated Certificate of Incorporation provides that holders of Common Stock are entitled to receive such dividends and other distributions, if any, as may be declared from time to time by the Board in its discretion out of legally available funds and shall share equally on a per share basis in such dividends and distributions.

Number and Election of Directors

The Second Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws provide that the Board will be elected at each annual meeting of stockholders. The term of all directors shall be for one year and will expire at the next annual meeting of stockholders or until their respective successors are duly elected and qualified. The directors were elected to the Board at the annual meeting of stockholders held on May 24, 2021.

Under the Second Amended and Restated Certificate of Incorporation, there is no cumulative voting with respect to the election of directors, with the result that directors will be elected by a plurality of the votes cast at a meeting of stockholders by the holders of Common Stock.

Liquidation Preference

The Second Amended and Restated Certificate of Incorporation provides that in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the Common Stock will be entitled to receive all of the remaining assets of the Company available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by them, after the rights of creditors and the holders of the preferred stock have been satisfied.

Business Combinations

The Second Amended and Restated Certificate of Incorporation provides that the Company will not be governed by Section 203 of the DGCL and includes a provision that is substantially similar to Section 203 of the DGCL, but excludes the investment funds affiliated with sponsor and their respective successors and affiliates and the investment funds affiliated with or managed by Mudrick Capital, Whitebox, Highbridge, Aristeia and Wolverine and their respective successors and affiliates from the definition of “interested stockholder.”

Pre-emption Rights

The holders of the Common Stock will not have preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to the Common Stock.

Removal of Directors; Vacancies on the Board of Directors

The Second Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws provide that, subject to the rights of the holders of any series of the Company preferred stock, directors may be removed only by the affirmative vote of the holders of a majority of the voting power of all shares then entitled to vote at an election of directors. Furthermore, subject to the rights of the holders of any series of the Company preferred stock, any vacancy on the Company’s Board, however occurring, including a vacancy resulting from an increase in the size of the Board, may only be filled by the affirmative vote of a majority of the Company’s directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by a vote of the stockholders.

Corporate Opportunity

The Second Amended and Restated Certificate of Incorporation provides that, to the extent allowed by applicable law, the doctrine of corporate opportunity, or any other analogous doctrine, does not apply with respect to the Company or any of its officers or directors in circumstances where the application of such corporate opportunity doctrine would conflict with any fiduciary duties or contractual obligations they may have. Mudrick Capital, Whitebox, Highbridge, Aristeia and Wolverine and the investment funds affiliated with them, including their respective partners, principals, directors, officers, members, managers, equity holders and/or employees (including any of the foregoing who serve as officers or directors of the Company) do not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company or any of its subsidiaries, except as may otherwise be provided in separate agreement between such person or entity and the Company.

Exclusive Forum Provision

The Second Amended and Restated Certificate of Incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for stockholder litigation, other than any stockholder action to enforce any liability or duty under the Securities Act or the Exchange Act for which there is exclusive federal or concurrent federal and state jurisdiction.

Amendment of Certificate of Incorporation or Bylaws

As required by the DGCL, any amendment of the Second Amended and Restated Certificate of Incorporation must first be approved by a majority of the directors then in office and, if required by law or the Second Amended and Restated Certificate of Incorporation, thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote on the amendment as a class.

The Company’s Amended and Restated Bylaws may be amended, altered or repealed by the affirmative vote of a majority of the Company directors then in office, and may also be amended, altered or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote generally in the election of directors.

Preferred Stock

We may issue preferred stock under the Second Amended and Restated Certificate of Incorporation in one or more series with any rights and preferences that may be authorized by our board of directors. We will distribute a prospectus supplement with regard to each particular series of preferred stock. Each prospectus supplement will describe, as to the series of preferred stock to which it relates:

•	the title of the series;

•	designations, powers, preferences and relative, participating, optional, special and other rights, if any, to which holders of the series will be entitled;

•	the terms, if any, on which the series may be redeemed;

•	the voting rights, if any, of the holders of the preferred stock;

•	the dividends, if any, that will be payable with regard to the series;

•	the right, if any, of the holders of the series to convert it into another class of our stock or securities; and

•	any qualifications, limitations and restrictions thereof, applicable to the shares of each series and any other material terms of the preferred stock.

Any or all of these rights may be greater than the rights of the holders of Common Stock. The Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of existing management. The Company has no preferred stock outstanding at the date hereof.

Debt Securities

We may issue debt securities from time to time, in one or more series. The paragraphs below describe the general terms and provisions of the debt securities we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a prospectus supplement, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

We have summarized below the material provisions of the indenture that will govern debt securities that we may issue, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. We have included the form of the indenture as an exhibit to our registration statement of which this prospectus is a part, and it is incorporated herein by reference. Because the summary in this prospectus and in any applicable prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. These documents will be filed as an exhibit to the registration statement of which this prospectus forms a part or will be incorporated by reference from another report that we file with the SEC. See “Where You Can Find More Information.” References to an “indenture” are references to the indenture, including any applicable supplemental indenture, under which a particular series of debt securities is issued.

General

The indenture:

•	does not limit the amount of debt securities that we may issue;

•	allows us to issue debt securities in one or more series;

•	does not require us to issue all of the debt securities of a series at the same time; and

•	allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

The prospectus supplement for each offering of debt securities will provide the following terms, where applicable:

•	the title of the debt securities and whether they are senior, senior subordinated or subordinated debt securities;

•	the aggregate principal amount of the debt securities being offered and any limit on their aggregate principal amount, and, if the series is to be issued at a discount from its face amount, the method of computing the accretion of such discount;

•	the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the full principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into Common Stock or preferred stock or the method by which any such portion shall be determined;

•	if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in relation thereto, and any applicable limitations on the ownership or transferability of Common Stock or preferred stock received on conversion;

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•	the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

•	the date or dates, or the method for determining the date or dates, from which interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for interest payment dates, or the method by which we will determine those dates;

•	the persons to whom interest will be payable;

•	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	any collateral securing the performance of our obligations under the debt securities;

•	the place or places where the principal of, premium, if any, and interest on, the debt securities will be payable;

•	where the debt securities may be surrendered for registration of transfer or conversion or exchange;

•	where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

•	any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;

•	any right or obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision;

•	the currency or currencies (including any composite currency) in which the debt securities are denominated and payable if other than United States dollars, and the currency or currencies (including any composite currency) in which principal, premium, if any, and interest, if any, will be payable, and if such payments may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such securities are denominated and the currency in which such securities or any of them may be paid, and any additions to, modifications of or deletions from the terms of the debt securities to provide for or to facilitate the issuance of debt securities denominated or payable in a currency other than U.S. dollars;

•	whether the amount of payments of principal of, premium, if any, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

•	whether the debt securities will be in registered form, bearer form or both, and the terms of these forms;

•	whether the debt securities will be issued in whole or in part in the form of a global security and, if applicable, the identity of the depositary for such global security;

•	any provision for electronic issuance of the debt securities or issuance of the debt securities in uncertificated form;

•	whether and upon what terms the debt securities of such series may be defeased or discharged, if different from the provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

•	any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

•	any deletions from, modifications of, or additions to our events of default or covenants or other provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates; and

•	any other material terms of the debt securities, which may be different from the terms set forth in this prospectus.

Events of Default

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indenture with respect to any series of debt securities, we mean:

•	our failure to pay interest on any debt security of such series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

•	our failure to pay the principal or premium of any debt security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

•	our failure or the failure of any restricted subsidiary to comply with any of its agreements or covenants in, or provisions of, the debt securities of such series or the indenture (as they relate thereto) and such failure continues for a period of 90 days after our receipt of notice of the default from the trustee or from the holders of at least 25 percent in aggregate principal amount of the then outstanding debt securities of that series (except in the case of a default with respect to the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of the assets of us (or any other provision specified in the applicable supplemental indenture or authorizing resolution), which will constitute an event of default with notice but without passage of time); or

•	certain events of bankruptcy, insolvency or reorganization occur with respect to the Company or any restricted subsidiary of the Company that is a significant subsidiary (as defined in the indenture).

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the trustee or the holders of 25% or more in principal amount of the outstanding debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable immediately. However, the holders of at least a majority in principal amount of outstanding debt securities of such series may rescind and annul such declaration and its consequences, except an acceleration due to nonpayment of principal or interest on such series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to such series have been cured or waived.

The indenture also provides that the holders of at least a majority in principal amount of the outstanding debt securities of any series, by notice to the trustee, may, on behalf of all holders, waive any existing default and its consequences with respect to such series of debt securities, other than any event of default in payment of principal or interest.

The indenture will require the trustee to give notice to the holders of debt securities within 90 days after the trustee obtains knowledge of a default that has occurred and is continuing. However, the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal or interest, if any, with respect to such series of debt securities, if the trustee considers it in the interest of the holders of such series of debt securities to do so.

The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture.

Modification, Amendment, Supplement and Waiver

Without notice to or the consent of any holder of any debt security, we and the trustee may modify, amend or supplement the indenture or the debt securities of a series:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to comply with the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of our assets;

•	to provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued or to make a change to specific provisions of the indenture that only applies to any series of debt securities not previously issued or to additional debt securities of a series not previously issued;

•	to create a series and establish its terms;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to release a guarantor in respect of any series which, in accordance with the terms of the indenture applicable to such series, ceases to be liable in respect of its guarantee;

●	to add a guarantor subsidiary in respect of any series of debt securities;

●	to secure any series of debt securities;

●	to add to the covenants of the Company for the benefit of the holders or surrender any right or power conferred upon the Company;

●	to appoint a successor trustee with respect to the securities;

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

●	to make any change that does not adversely affect the rights of holders in any material respect; or

●	to conform the provisions of the indenture to the final offering document in respect of any series of debt securities.

The indenture will provide that we and the trustee may modify, amend, supplement or waive any provision of the debt securities of a series or of the indenture relating to such series with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of such series. However, without the consent of each holder of a debt security the terms of which are directly modified, amended, supplemented or waived, a modification, amendment, supplement or waiver may not:

●	reduce the amount of debt securities of such series whose holders must consent to a modification, amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest, including defaulted interest;

●	reduce the principal of or extend the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities of a series in a manner adverse to holders;

•	make any change that adversely affects any right of a holder to convert or exchange any debt security into or for shares of our Common Stock or other securities, cash or other property in accordance with the terms of such security;

●	modify the ranking as to contractual right of payment of the debt securities of the relevant series;

●	release any guarantor of any series from any of its obligations under its guarantee or the indenture otherwise than in accordance with the terms of the indenture;

●	make any change to any provision of the indenture relating to the waiver of existing defaults, the rights of holders to receive payment of principal and interest on the debt securities, or to the provisions regarding amending or supplementing the indenture or the debt securities of a particular series with the written consent of the holders of such series, except to increase the percentage required for modification or waiver or to provide for consent of each affected holder of debt securities of such series;

●	waive a continuing default or event of default in the payment of principal of or interest on the debt securities (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration); or

●	make any debt security payable at a place or in money other than that stated in the debt security, or impair the right of any holder of a debt security to bring suit as permitted by the indenture.

The holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, on behalf of all holders of debt securities of that series, waive any existing default under, or compliance with, any provision of the debt securities of a particular series or of the indenture relating to a particular series of debt securities, other than any event of default in payment of interest or principal.

Defeasance

The indenture will permit us to terminate all our respective obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

●	depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay interest, if any, on and the principal of the debt securities of such series to their maturity or redemption; and

●	complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

The indenture will also permit us to terminate all of our respective obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

●	depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay interest, if any, on and the principal of the debt securities of such series to their maturity or redemption; and

●	complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date such series of debt securities were originally issued, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall state that, holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

In addition, the indenture will permit us to terminate substantially all our respective obligations under the indenture as they relate to a particular series of debt securities by depositing with the trustee money or government obligations sufficient to pay all principal of and interest on such series at its maturity or redemption date if the debt securities of such series will become due and payable at maturity within one year or are to be called for redemption within one year of the deposit.

Transfer and Exchange

A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Concerning the Trustee

The indenture will contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture will permit the trustee to engage in other transactions; however, if the trustee acquires any conflicting interest, it must eliminate such conflict or resign.

No Recourse Against Others

The indenture will provide that there is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any debt security against any of our or our successor’s past, present or future stockholders, employees, officers or directors.

Governing Law

The laws of the State of New York will govern the indenture and the debt securities.

Warrants

We may issue warrants for the purchase of Common Stock, preferred stock, or debt securities. Warrants may be issued independently or together with our Common Stock, preferred stock, or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the securities that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities together with which the warrants are issued and the number of warrants issued with each security;

●	any date from and after which the warrants and any securities issued with them will be separately transferable;

●	the principal amount of or number of shares of stock that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

●	the dates on which the right to exercise the warrants will commence and expire;

●	any minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, a discussion of material United States federal or other income tax considerations;

●	any anti-dilution provisions of the warrants;

●	any redemption or call provisions applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Subscription Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting, standby purchase or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our capital stock a prospectus supplement will be distributed to such holders on or after the record date for receiving rights in the rights offering set by us.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreement or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the price, if any, for the subscription rights;

●	the date of determining the stockholders entitled to the distribution of subscription rights;

●	the number of subscription rights issued to each holder;

●	the number and terms of each share of Common Stock, preferred stock, debt securities or other securities which may be purchased per each subscription right;

●	the exercise price;

●	the extent to which the subscription rights are transferrable;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an oversubscription privilege, if any, with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;

●	any other terms of the subscription rights, including the terms, procedures and limitations related to the distribution, exchange and exercise of the subscription rights; and

●	any applicable material federal income tax considerations.

Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting or purchase arrangements, as described in the applicable prospectus supplement.

Purchase Contracts and Purchase Units

We may issue purchase contracts for the purchase or sale of Common Stock, preferred stock or debt securities issued by us, or any combination of the foregoing. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. The purchase contracts may require us to make periodic payments to the holders thereof. These payments may be unsecured or prefunded on a basis to be specified in the prospectus supplement relating to such purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and an underlying security, which may include debt obligations of third parties, such as U.S. treasury securities, that is pledged by the holder of a purchase contract to secure its obligations under the purchase contract.

The prospectus supplement relating to any purchase contracts or purchase units we are offering will describe the terms of the purchase contracts, the purchase units and any applicable pledge or depository arrangements, including one or more of the following:

●	the amount that a holder will be obligated to pay under the purchase contract, or the formula by which such amount shall be determined;

●	the settlement date or dates on which the holder will be obligated to purchase securities, and the conditions, if any, under which the settlement date may occur on an earlier date;

●	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;

●	the settlement rate, which will determine the number of shares or other securities to be purchased, which may be determined by a formula, which may be based on the market price of our Common Stock or preferred stock over a specified period or determined by reference to other factors;

●	whether the purchase contracts will be issued separately or as part of purchase units;

●	the type of underlying security, if any, that is part of a purchase unit;

●	the terms of any pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest or principal on any underlying securities will be retained by a collateral agent, delivered to us or distributed to the holder; and

●	any other terms of the purchase contracts or purchase units.

Depositary Shares

We may elect to offer fractional interests in shares of our preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue depositary shares, each of which will represent a fractional interest of a share of preferred stock, as described in the prospectus supplement.

Deposit Agreement

The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to that series. The depositary will have its principal office in the United States and have a combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of depositary shares will include the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its fractional interest in a share of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock to each record depositary shareholder based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount that can be distributed without attributing to any depositary shareholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary shareholders.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.

Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to preferred shareholders of the relevant series will be made available to depositary shareholders.

Withdrawal of Stock

Upon surrender of depositary receipts at the depositary’s office, the holder of the relevant depositary shares will be entitled to the number of whole shares of the related preferred stock series and any money or other property those depositary shares represent. Depositary shareholders will be entitled to receive whole shares of the related preferred stock series on the basis described in the applicable prospectus supplement, but holders of those whole preferred stock shares will not afterwards be entitled to receive depositary shares in exchange for their shares. If the depositary receipts the holder delivers evidence a depositary share number exceeding the whole share number of the related preferred stock series to be withdrawn, the depositary will deliver to that holder a new depositary receipt evidencing the excess number of depositary shares.

Redemption and Liquidation

The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the applicable prospectus supplement.

Convertibility and Exchangeability

Shares of a series of preferred stock may be convertible or exchangeable into shares of our Common Stock, another series of preferred stock or other securities or property. The conversion or exchange may be mandatory or optional. The applicable prospectus supplement will specify whether the preferred stock being offered has any conversion or exchange features, and will describe all the related terms and conditions.

Voting

Upon receiving notice of any meeting at which preferred shareholders of any series are entitled to vote, the depositary will mail the information contained in that notice to the record depositary shareholders relating to those series of preferred stock. Each depositary shareholder on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock underlying that holder’s depositary shares. The depositary will vote the preferred stock shares underlying those depositary shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary shareholders relating to that preferred stock, it will abstain from voting those preferred stock shares, unless otherwise discussed in the prospectus supplement.

Amendment and Termination of Deposit Agreement

We and the depositary may amend the depositary receipt form evidencing the depositary shares and the related deposit agreement. However, any amendment that significantly affects the rights of the depositary shareholders will not be effective unless holders of a majority of the outstanding depositary shares approve that amendment. We or the depositary may terminate a deposit agreement only if:

●	we have redeemed or reacquired all outstanding depositary shares relating to the deposit agreement;

●	all preferred stock of the relevant series has been withdrawn; or

●	there has been a final distribution in respect of the preferred stock of any series in connection with our liquidation, dissolution or winding up and such distribution has been made to the related depositary shareholders.

Charges of Depositary

We will pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Depositary shareholders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.

Title

We and each depositary and any of our respective agents may treat the registered owner of any depositary share as the absolute owner of that share, whether or not any payment in respect of that depositary share is overdue and despite any notice to the contrary, for any purpose.

Resignation and Removal of Depositary

A depositary may resign at any time by issuing us a notice of resignation, and we may remove any depositary at any time by issuing it a notice of removal. Resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment. That successor depositary must:

●	be appointed within 60 days after delivery of the notice of resignation or removal;

●	be a bank or trust company having its principal office in the United States; and

●	have a combined capital and surplus of at least $50,000,000.

Miscellaneous

Each depositary will forward to the relevant depositary shareholders all our reports and communications that we are required to furnish to preferred shareholders of any series.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement. Our obligations and the obligations of each depositary under any deposit agreement will be limited to performance in good faith of the duties under that agreement, and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity. Each depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, depositary shareholders or other persons believed to be competent and on documents believed to be genuine.

Units

We may issue units comprised of one or more of the other securities described in this prospectus in any combination from time to time. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. If we issue units, they may be evidenced by unit agreements or unit certificates issued under one or more unit agreements, which will be contracts between us and the holders of the units or an agent for the holders of the units. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We encourage you to read the prospectus supplement that relates to any units we may offer, as well as, if applicable, the complete unit agreement or unit certificate that contain the terms of the units. If we issue units, the forms of unit agreements and unit certificates, if applicable, relating to the units will be filed as exhibits to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We may sell our securities from time to time in any manner permitted by the Securities Act of 1933, as amended, or the Securities Act, including any one or more of the following ways:

●	through agents;

●	to or through underwriters;

●	to or through broker-dealers (acting as agent or principal);

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; and/or

●	directly to purchasers, through a specific bidding or auction process or otherwise.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

We will set forth in a prospectus supplement the terms of the offering of our securities, including:

●	the name or names of any agents, underwriters or dealers;

●	the purchase price of our securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and commissions and other items constituting agents’ or underwriters’ compensation;

●	the public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which such securities may be listed.

If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

●	transactions on The NASDAQ Capital Market or any other organized market where the securities may be traded;

●	in the over-the-counter market;

●	in negotiated transactions; or

●	under delayed delivery contracts or other contractual commitments.

We may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may indemnify agents, underwriters and dealers against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. Agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our Common Stock, which is traded on The NASDAQ Capital Market. We may elect to list any other class or series of securities on any exchange and, in the case of our Common Stock, on any additional exchange. However, unless otherwise specified in the applicable prospectus supplement, we will not be obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the offered securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus has been passed upon for us by Neal Gerber & Eisenberg LLP of Chicago, Illinois. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in any applicable prospectus supplement.

EXPERTS

The balance sheets of Hycroft Mining Holding Corporation as of December 31, 2020 and 2019 and the related statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements” have been audited by Plante & Moran PLLC, an independent registered public accounting firm, as stated in their report thereon and have been included in the registration statement of which this prospectus forms a part in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

Employees of M3 Engineering & Technology Corporation and SRK Consulting (U.S.), Inc. and Steven Newman (RM-SME) and Richard F. DeLong (P.Geo) have prepared the Hycroft Technical Report. Each of the individuals who prepared the Hycroft Technical Report is a qualified person as defined in subpart 1300 of Regulation S-K. Steven Newman was Director of Feasibility Studies at the Company at the time of issuance of the Hycroft Technical Report. Richard F. DeLong is an employee of EM Strategies, Inc. Other than Steven Newman, who was employed by the Company, none of the qualified persons, or the employers of any of the qualified persons, is an affiliate of Company.

As at the date hereof, none of the above named experts has received, or is to receive, in connection with the offering, an interest, direct or indirect, in our Company.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov or can be accessed through our website at www.hycroftmining.com/investors. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC automatically updates and supersedes this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than the portions thereof deemed to be furnished to the SEC pursuant to Item 9 or Item 12) until we terminate the offering of these securities:

1.	Our amended and restated Annual Report on Form 10-K/A for the year ended December 31, 2020, filed on May 14, 2021 (the “Amended Annual Report”), including those portions of our Proxy Statement on Schedule 14A filed on April 14, 2021 that are incorporated by reference in such Amended Annual Report;

2.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed on May 17, 2021;

3.	Our Current Reports on Form 8-K, which were filed on January 12, 2021, January 20, 2021, March 12, 2021, March 24, 2021, April 15, 2021, April 22, 2021, May 6, 2021, May 17, 2021 and May 24, 2021 (in each case excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K unless otherwise indicated therein);

4.	The description of our Common Stock in the Second Amended and Restated Certificate of Incorporation of Mudrick Capital Acquisition Corporation and Amended and Restated Bylaws of Mudrick Capital Acquisition Corporation, each of which is incorporated by reference to Exhibit 3.1 and Exhibit 3.2, respectively, to our Current Report on Form 8-K12B, filed with the SEC on June 4, 2020; and

5.	All documents we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act or we incorporate it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act) after the date of this prospectus and prior to the termination of this offering made by way of this prospectus. These documents include periodic reports, such as Proxy Statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than the portions of those documents not deemed to be filed, which is deemed not to be incorporated by reference in this Registration Statement).

To the extent that any statement in this prospectus is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus, the statement in this prospectus shall supersede such incorporated statement. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus or the registration statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to our various filings made with the SEC.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Hycroft Mining Holding Corporation
Attn: Investor Relations
8181 East Tufts Avenue, Suite 510
Denver, Colorado
(303) 524-1947

You may also direct your requests via email to investors@hycroftmining.com.

Up to $361,439,789.15

HYCROFT MINING HOLDING CORPORATION

Class A Common Stock

PROSPECTUS SUPPLEMENT

B. Riley Securities

The date of this prospectus supplement is June 2, 2023